================================================================================





                                AMR CORPORATION


                                      and


                       THE FIRST NATIONAL BANK OF CHICAGO

                                   __________


                                   INDENTURE


                           Dated as of October __, 1994


                                   __________





                                 $____________


                         ___% Convertible Subordinated
                  Quarterly Income Capital Securities due 2024


================================================================================

Reconciliation and tie between Indenture, dated as of March 1, 1991, and the Trust Indenture Act of 1939, as amended.


Trust Indenture Act                                   Indenture
of 1939 Section                                       Section
- -------------------                                   ---------
  310(a)(1) . . . . . . . . . . . . . . . . . . .     6.11
        (a)(2)  . . . . . . . . . . . . . . . . .     6.11
        (a)(3)  . . . . . . . . . . . . . . . . .     TIA
        (a)(4)  . . . . . . . . . . . . . . . . .     Not applicable
        (a)(5)  . . . . . . . . . . . . . . . . .     TIA
        (b) . . . . . . . . . . . . . . . . . . .     6.9; TIA

  311(a)  . . . . . . . . . . . . . . . . . . . .     TIA
        (b) . . . . . . . . . . . . . . . . . . .     TIA

  312(a)  . . . . . . . . . . . . . . . . . . . .     6.7
        (b) . . . . . . . . . . . . . . . . . . .     TIA
        (c) . . . . . . . . . . . . . . . . . . .     TIA

  313(a)  . . . . . . . . . . . . . . . . . . . .     6.6; TIA
        (b) . . . . . . . . . . . . . . . . . . .     TIA
        (c) . . . . . . . . . . . . . . . . . . .     6.6; TIA
        (d) . . . . . . . . . . . . . . . . . . .     TIA

  314(a)  . . . . . . . . . . . . . . . . . . . .     9.5; 9.6; TIA
        (b) . . . . . . . . . . . . . . . . . . .     Not Applicable
        (c)(1)  . . . . . . . . . . . . . . . . .     1.2
        (c)(2)  . . . . . . . . . . . . . . . . .     1.2
        (c)(3)  . . . . . . . . . . . . . . . . .     Not Applicable
        (d) . . . . . . . . . . . . . . . . . . .     Not Applicable
        (e) . . . . . . . . . . . . . . . . . . .     1.2
        (f) . . . . . . . . . . . . . . . . . . .     TIA

  315(a)  . . . . . . . . . . . . . . . . . . . .     TIA
        (b) . . . . . . . . . . . . . . . . . . .     6.5
        (c) . . . . . . . . . . . . . . . . . . .     TIA
        (d)(1)  . . . . . . . . . . . . . . . . .     TIA
        (d)(2)  . . . . . . . . . . . . . . . . .     TIA
        (d)(3)  . . . . . . . . . . . . . . . . .     TIA
        (e) . . . . . . . . . . . . . . . . . . .     TIA

  316(a)(last sentence) . . . . . . . . . . . . .     1.1
        (a)(1)(A) . . . . . . . . . . . . . . . .     5.2; 5.8
        (a)(1)(B) . . . . . . . . . . . . . . . .     5.7
        (b) . . . . . . . . . . . . . . . . . . .     5.9; 5.10

        (c) . . . . . . . . . . . . . . . . . . .     TIA

  317(a)(1) . . . . . . . . . . . . . . . . . . .     5.3
        (a)(2)  . . . . . . . . . . . . . . . . .     5.4
        (b) . . . . . . . . . . . . . . . . . . .     9.3

  318(a)  . . . . . . . . . . . . . . . . . . . .     1.11
        (b) . . . . . . . . . . . . . . . . . . .     TIA
        (c) . . . . . . . . . . . . . . . . . . .     1.11; TIA

____________________

               This reconciliation and tie section does not constitute part of the Indenture.

                               TABLE OF CONTENTS


                                                                                                         Page
                                                                                                         ----
ARTICLE I          DEFINITIONS AND OTHER PROVISIONS
                    OF GENERAL APPLICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

   Section 1.1.   Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   Section 1.2.   Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Section 1.3.   Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  13
   Section 1.4.   Acts of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   Section 1.5.   Notices, etc., to Trustee and Company   . . . . . . . . . . . . . . . . . . . . . . . .  15
   Section 1.6.   Notice to Holders; Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Section 1.7.   Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   Section 1.8.   Successor and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   Section 1.9.   Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   Section 1.10.  Benefits of Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   Section 1.11.  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   Section 1.12.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   Section 1.13.  No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE II         DEBENTURE FORM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

   Section 2.1.   Forms Generally   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   Section 2.2.   Debentures in Global Form   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   Section 2.3.   Form of Legend for Debentures in Global Form  . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE III        THE DEBENTURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

   Section 3.1.   Title and Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   Section 3.2.   Denominations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   Section 3.3.   Execution, Authentication and Delivery  . . . . . . . . . . . . . . . . . . . . . . . .  23
   Section 3.4.   Temporary Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Section 3.5.   Registration, Transfer and Exchange   . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Section 3.6.   Replacement Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   Section 3.7.   Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . . . . .  29
   Section 3.8.   Persons Deemed Owners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   Section 3.9.   Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   Section 3.10.  Computation of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE IV         SATISFACTION AND DISCHARGE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

   Section 4.1.   Termination of Company's Obligations Under the Indenture  . . . . . . . . . . . . . . .  32

                                                                                                         Page
                                                                                                         ----
   Section 4.2.   Application of Trust Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE V          DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

   Section 5.1.   Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Section 5.2.   Acceleration; Rescission and Annulment  . . . . . . . . . . . . . . . . . . . . . . . .  36
   Section 5.3.   Collection of Indebtedness and Suits for Enforcement by Trustee   . . . . . . . . . . .  37
   Section 5.4.   Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
   Section 5.5.   Trustee May Enforce Claims Without Possession of Debentures   . . . . . . . . . . . . .  37
   Section 5.6.   Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 5.7.   Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 5.8.   Control by Majority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 5.9.   Limitation on Suits by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 5.10.  Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . .  39
   Section 5.11.  Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   Section 5.12.  Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 5.13.  Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE VI         THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

   Section 6.1.   Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   Section 6.2.   Trustee May Hold Debentures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   Section 6.3.   Money Held in Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   Section 6.4.   Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   Section 6.5.   Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   Section 6.6.   Reports by Trustee to Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
   Section 6.7.   Debentureholder Lists   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   Section 6.8.   Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   Section 6.9.   Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   Section 6.10.  Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . .  45
   Section 6.11.  Eligibility; Disqualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
   Section 6.12.  Merger, Conversion, Consolidation or Succession to Business   . . . . . . . . . . . . .  46
   Section 6.13.  Appointment of Authenticating Agent   . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE VII        CONSOLIDATION, MERGER OR SALE BY THE COMPANY   . . . . . . . . . . . . . . . . . . . .  49

   Section 7.1.   Consolidation, Merger or Sale of Assets Permitted   . . . . . . . . . . . . . . . . . .  49

ARTICLE VIII       SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

   Section 8.1.   Supplemental Indentures Without Consent of Holders  . . . . . . . . . . . . . . . . . .  50
   Section 8.2.   With Consent of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                                                                         Page
                                                                                                         ----
   Section 8.3.   Compliance with Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . .  52
   Section 8.4.   Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . .  52
   Section 8.5.   Effect of Supplemental Indentures   . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   Section 8.6.   Reference in Debentures to Supplemental Indentures  . . . . . . . . . . . . . . . . . .  52

ARTICLE IX         COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

   Section 9.1.   Payment of Principal, Premium, if any, and Interest   . . . . . . . . . . . . . . . . .  53
   Section 9.2.   Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
   Section 9.3.   Money for Debentures to Be Held in Trust; Unclaimed Money   . . . . . . . . . . . . . .  53
   Section 9.4.   Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
   Section 9.5.   Reports by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
   Section 9.6.   Annual Review Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   Section 9.7.   Limitation on Dividends and Capital Stock Acquisitions  . . . . . . . . . . . . . . . .  56

ARTICLE X          REDEMPTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

   Section 10.1.  Right of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   Section 10.2.  Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   Section 10.3.  Election to Redeem; Notice to Trustee   . . . . . . . . . . . . . . . . . . . . . . . .  57
   Section 10.4.  Selection of Debentures to Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . .  57
   Section 10.5.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   Section 10.6.  Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
   Section 10.7.  Debentures Payable on Redemption Date   . . . . . . . . . . . . . . . . . . . . . . . .  59
   Section 10.8.  Debentures Redeemed in Part   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE XI         SUBORDINATION OF DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

   Section 11.1.  Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   Section 11.2.  No Payment on Debentures if Senior Indebtedness in Default  . . . . . . . . . . . . . .  60
   Section 11.3.  Priority of Senior Indebtedness Upon Distribution of Assets   . . . . . . . . . . . . .  61
   Section 11.4.  Trustee May Rely on Certificate of Liquidating Agent  . . . . . . . . . . . . . . . . .  62
   Section 11.5.  Subrogation of Debentures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
   Section 11.6.  Company Obligation to Pay Unconditional   . . . . . . . . . . . . . . . . . . . . . . .  63
   Section 11.7.  Authorization of Debentureholders to Trustee to Effect Subordination  . . . . . . . . .  63
   Section 11.8.  Notice to Trustee of Effectuation of Subordination  . . . . . . . . . . . . . . . . . .  63
   Section 11.9.  Relationship of Other Indenture Provisions to Article XI  . . . . . . . . . . . . . . .  64

                                                                                                         Page
                                                                                                         ----
   Section 11.10. Trustee's Relationship to Holders of Senior Indebtedness  . . . . . . . . . . . . . . .  64

ARTICLE XII        CONVERSION OF DEBENTURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

   Section 12.1.  Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   Section 12.2.  Exercise of Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   Section 12.3.  No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   Section 12.4.  Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   Section 12.5.  Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   Section 12.6.  Reclassification, Consolidation, Merger or Sale of Assets   . . . . . . . . . . . . . .  74
   Section 12.7.  Taxes on Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
   Section 12.8.  Reservation of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
   Section 12.9.  Prior Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
   Section 12.10. Adjustments in Case of Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . .  78
   Section 12.11. Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
   Section 12.12. Dividend or Interest Reinvestment Plans; Other  . . . . . . . . . . . . . . . . . . . .  81
   Section 12.13. Treasury Stock Not Included   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
   Section 12.14. Return of Money Deposited for Converted Debentures  . . . . . . . . . . . . . . . . . .  82
   Section 12.15. Responsibility of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82


SIGNATURES

EXHIBIT A -- Form of Debenture

                 INDENTURE, dated as of _______, 1994, between AMR CORPORATION, a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, Trustee, a national banking association (the "Trustee").

                                    Recitals

                 For its lawful corporate purposes, the Company has duly authorized the issue of Debentures of the Company designated as its __% Convertible Subordinated Quarterly Income Capital Securities due 2024 (the "Debentures"), in the aggregate principal amount of $____________, and, in order to provide the terms and conditions on which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.

                 All things necessary to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                 For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Debentures:


                                   ARTICLE I

                        Definitions and Other Provisions
                             of General Application

                 Section 1.1. Definitions. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

                 (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 "Affiliate" of any specified Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agent" means any Paying Agent or Registrar.

                 "Authenticating Agent" means any authenticating agent appointed by the Trustee pursuant to Section 6.13.

                 "Board" or "Board of Directors" means the Board of Directors of the Company, the Executive Committee or any other duly authorized committee thereof.

                 "Board Resolution" means a copy of a resolution of the Board of Directors, certified by the Corporate Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

                 "Business Day" means each day which is not a Saturday, Sunday or other day on which banking institutions in The City of New York or Fort Worth, Texas are authorized or obligated by law or required by executive order to remain closed.

                 "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose, or a price determined in good faith by the Board, whose determination shall be conclusive.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Common Stock" means the shares of common stock, par value $1.00 per share, of the Company as in existence on the date of this Indenture.

                 "Company" means the party named as the Company in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successors.

                 "Company Order" and "Company Request" mean, respectively, a written order or request signed in the name of the Company by the Chairman of the Board, the President, any Executive Vice President or any Senior Vice President, signing alone, or by any Vice President signing together with the Treasurer, any Assistant Treasurer, the Corporate Secretary or any Assistant Secretary of the Company.

                 "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention:
Corporate Trust Services Division, except that, for purposes of Section 9.2, such term means the office or agency of the Trustee in the Borough of Manhattan, The City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

                 "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to subparagraph (i), (ii), (iii),
(iv), (v) or (vi) of Section 12.5 occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to subparagraph (i),
(ii), (iii), (iv), (v) or (vi) of Section 12.5 occurs on or after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board in a manner consistent with any determination of such value for purposes of subparagraph (iv) or (vi) of Section 12.5, whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, share of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under subparagraph (vi) of Section 12.5, the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to subparagraph (i), (ii), (iii), (iv), (v) and (vi) of Section 12.5 occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                 "Debenture" or "Debentures" has the meaning stated in the first recital of this Indenture and more particularly means any Debenture or Debentures of the Company issued, authenticated and delivered under this Indenture.

                 "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

                 "Depositary", when used with respect to any Debentures issuable or issued in global form, means the Person designated as Depositary by the Company pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person which is then a Depositary hereunder, and if at any time there is more than one such Person, shall be a collective reference to such Persons.

                 "Extension Period" means the period from and including the Interest Payment Date next following the date of any notice of extension of the interest payment period on the Debentures given pursuant to the last sentence of Section 3.1(d) (or, in the case of any further extension of the interest payment period pursuant to the third sentence of Section 3.1(d) before the payment in full of all accrued interest on the Debentures, the Interest Payment Date next following the date of the first such notice given after the last Interest Payment Date to which interest was paid in full) to but excluding the Interest Payment Date to which payment of interest on the Debentures is so extended, after giving effect to any further extensions of the interest payment period on the Debentures pursuant to the third sentence of Section 3.1(d); provided that no Extension Period shall exceed 20 consecutive quarters from the last date to which interest on the Debentures was paid in full; and provided, further, that any Extension Period shall end on an Interest Payment Date. Notwithstanding the foregoing, in no event shall any Extension Period exceed the final Stated Maturity of the principal of the Debentures.

                 "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                 "Government Obligations" means securities which are (i) direct obligations of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depositary receipt.

                 "Holder" means, with respect to a Debenture, the Person, including a Depositary, in whose name such Debenture is registered on the Register.

                 "Indenture" means this Indenture as originally executed or as amended or supplemented from time to time and shall include the forms and terms of the Debentures established as contemplated hereunder.

                 "Interest Payment Date", when used with respect to any Debenture, means the Stated Maturity of an installment of interest on such Debenture.

                 "Maturity" when used with respect to any Debenture, means the date on which the principal of such Debenture or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                 "Officer" means the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Corporate Secretary of the Company.

                 "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, any Executive Vice President or any Senior Vice President, signing alone, or by any Vice President signing together with the Corporate Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company.

                 "Opinion of Counsel" means a written opinion of legal counsel, who may be (a) the senior attorney employed by the Company, (b) Debevoise & Plimpton or (c) other counsel designated by the Company and who shall be reasonably acceptable to the Trustee.

                 "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

              (i) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

             (ii) Debentures, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures, provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee have been made; and

            (iii) Debentures which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company;

provided, however, that Holders of Debentures which cease to be Outstanding by reason of a call for redemption prior to their Stated Maturity shall nevertheless be entitled to convert the same or any portion thereof in accordance with Article XII; and provided, further, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Debentures on behalf of the Company.

                 "Payment Obligation", when used with respect to Senior Indebtedness, means an obligation stated in an agreement, instrument or lease to pay money (whether for principal, premium, interest, sinking fund, periodic rent, stipulated value, termination value, liquidated damages or otherwise), but excluding an obligation to pay money in respect of fees (including, without limitation, availability, commitment and similar fees) of, or as payment or reimbursement for expenses (including, without limitation, legal, accounting and ordinary out-of-pocket expenses) incurred by or on behalf of, or as indemnity for losses, damages, taxes or other indemnity claims of any kind owed to, any holder of Senior Indebtedness or other party to such agreement, instrument or lease.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

                 "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price", when used with respect to any Debenture to be redeemed, in whole or in part, means the price at which it is to be redeemed pursuant to this Indenture.

                 "Regular Record Date" for the interest payable on any Interest Payment Date other than an Interest Payment Date occurring during an Extension Period means the close of business on January 15, April 15, July 15 or October 15, as the case may be (whether or not a Business Day), next preceding such Interest Payment Date; provided that the "Regular Record Date" for the interest payable on any Interest Payment Date occurring during an Extension Period on which the Company has elected to make a full or partial payment of accrued interest on the Debentures means the close of business on January 15, April 15, July 15 or October 15, as the case may be, next preceding such Interest Payment Date, it being understood that there shall be no Regular Record Date for any Interest Payment Date occurring during an Extension Period on which the Company has not elected to make a full or partial payment of interest accrued on the Debentures.

                 "Responsible Officer", when used with respect to the Trustee, shall mean the chairman or any vice chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any senior vice president, any vice president, any assistant vice president, the secretary, any assistant secretary, any associate, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer, the controller, any assistant controller, or any officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

                 "Senior Indebtedness" means each of the following, whether outstanding on the date hereof or hereafter created, incurred or assumed:

                 (a) any Payment Obligation of the Company in respect of any indebtedness, directly or indirectly, created, incurred or assumed (i) for borrowed money or (ii) in connection with the acquisition of any business, property or asset (including securities), other than any account payable or other indebtedness created, incurred or assumed in the ordinary course of business in connection with the obtaining of materials or services;

                 (b) any Payment Obligation of the Company in respect of any lease that would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease;

                 (c) any Payment Obligation of the Company in respect of any interest rate exchange agreement, currency exchange agreement or similar agreement that provides for payment (whether or not contingent) over a period or term (including any renewals or extensions) longer than one year from the execution thereof;

                 (d) any Payment Obligation of the Company in respect of any agreement relating to the acquisition (including a sale and buyback) or lease (including a sale and leaseback) of real or personal property that provides for payment (whether or not contingent) over a period or term (including any renewals or extensions) longer than one year from the execution thereof;

                 (e) any Payment Obligation of any Subsidiary or of others of the kind described in the preceding clauses (a) through (d) assumed or guaranteed by the Company or for which the Company is otherwise responsible or liable; and

                 (f) any amendment, renewal, extension or refunding of any Payment Obligation described in the preceding subparagraphs (a) through (e);

unless in the agreement, instrument or lease in which any such Payment Obligation is stated it is expressly provided that such Payment Obligation is not senior in right of payment to the Debentures; provided, however, that Senior Indebtedness shall not include the 5 1/4% Subordinated Debentures due 1998 issued by American Airlines, Inc. and for which the Company is jointly and severally liable.

                 "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

                 "Stated Maturity", when used with respect to any Debenture or any installment of principal thereof or interest thereon, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of principal or interest is due and payable; provided that, with respect to any payment of interest on a Debenture, no date during an Extension Period on which the Company has not elected to make a partial payment of interest shall be a date of Stated Maturity.

                 "Subsidiary" means any corporation of which the Company at the time owns or controls, directly or indirectly, more than 50% of the shares of outstanding stock having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

                 "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on the National Market System of NASDAQ, a day on which trades may be made on such National Market System or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, except as provided in Section 8.3.

                 "Trustee" means the party named as such in the first paragraph of this Indenture until a successor Trustee replaces it pursuant to the applicable provisions of this Indenture, and thereafter means such successor Trustee.

                 (b) The following terms shall have the meanings specified in the Sections referred to opposite such term below:

                 Term                               Section
                 ----                               -------
         "Act"                                        1.4(a)
         "Applicable Price"                          12.11
         "Bankruptcy Law"                             5.1
         "Common Stock Fundamental
            Change"                                  12.11
         "Conversion Price"                          12.5
         "Custodian"                                  5.1
         "Date of Conversion"                        12.2
         "Defaulted Interest"                         3.7(b)
         "Event of Default"                           5.1
         "Expiration Time"                           12.5(v)
         "Fundamental Change"                        12.11
         "Non-Stock Fundamental Change"              12.11
         "Purchased Shares"                          12.5(vi)
         "Purchaser Stock Price"                     12.11
         "Reference Market Price"                    12.11
         "Register"                                   3.5
         "Registrar"                                  3.5
         "Rights"                                    12.5(iv)
         "Rights Agreement"                          12.5(iv)
         "Securities"                                12.5(iv)

                 Section 1.2. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 9.6) shall include:

                 (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                 Section 1.3. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representa-tions with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                 Section 1.4. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                 (c) The ownership of Debentures shall be conclusively proved by the Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

                 (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debentures shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                 Section 1.5. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention:  Corporate Trust Department, or

                 (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at AMR Corporation, P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 or at any other address previously furnished in writing to the Trustee by the Company.

                 Section 1.6.  Notice to Holders; Waiver.   Where this
Indenture provides for notice to Holders of any event, such notice to the Holders thereof shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at its address as it appears in the Register, within the time prescribed for the giving of such notice; provided that public notice shall also be given in accordance with the rules of the New York Stock Exchange if required by such rules.

                 In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

                 If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                 Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 Section 1.7. Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 Section 1.8. Successor and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successor and assigns, whether so expressed or not.

                 Any act or proceeding that is required or permitted by any provision of this Indenture and that is authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the successor or assign of the Company.

                 Section 1.9. Separability. In case any provision of this Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 Section 1.10. Benefits of Indenture. Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                 Section 1.11. Governing Law. THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

                 Section 1.12. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Stated Maturity or Maturity of any Debenture, or the last date on which a Holder has the right to convert his Debentures (or the right to convert his Debentures at a particular conversion price or rate) shall not be a Business Day, then, notwithstanding any other provision of this Indenture or any Debenture, payment of principal, premium, if any or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity or on such last date for conversion, as the case may be.

                 Section 1.13. No Recourse Against Others. No recourse for the payment of the principal of or interest on the Debentures, or for any claim based on the Debentures or this Indenture, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty otherwise, all such liability being, by the acceptance of a Debenture by each Holder and as part of the consideration for the issue of such Debenture, expressly waived and released.

                                   ARTICLE II

                                 Debenture Form

                 Section 2.1. Forms Generally. The Debentures and the certificates of authentication thereon shall be in substantially the form set forth in Exhibit A attached hereto, which is hereby incorporated in and expressly made part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with any law or with any rules promulgated pursuant thereto or with the rules of any securities exchange or governmental agency, or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures. Any portion of the text of any Debenture may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debenture.

                 Section 2.2. Debentures in Global Form. Any Debenture may provide that it shall represent the aggregate or specified amount of Outstanding Debentures from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Debentures represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Debenture in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Debentures represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.3 or 3.4. Subject to the provisions of Section
3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver any security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Debenture in global form shall be in writing but need not comply with Section 1.2 hereof and need not be accompanied by an Opinion of Counsel.

                 The provisions of the last paragraph of Section 3.3 shall apply to any Debenture in global form if such Debenture was never issued and sold by the Company and the Company delivers to the Trustee the Debenture in global form together with written instructions (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Debentures represented thereby, together with the written statement contemplated by the last paragraph of
Section 3.3.

                 Notwithstanding the provisions of Sections 2.1 and 3.7, payment of principal of, premium, if any, and interest on any Debenture in permanent global form shall be made to the Person or Persons specified therein.

                 Section 2.3. Form of Legend for Debentures in Global Form. Any Debenture in global form authenticated and delivered hereunder shall bear a legend in substantially the following form, or such other form as deemed necessary or desirable by the Company and specified in a Company Order delivered to the Trustee:

                 This Debenture is in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. Unless and until it is exchanged in whole or in part for Debentures in certificated form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.


                                  ARTICLE III

                                 The Debentures

                 Section 3.1. Title and Terms. (a) The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $____________ except for Debentures authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 3.4, 3.5, 3.6, 8.6, 10.8 or 12.2.

                 (b) The Debentures shall be known and designated as the "___% Convertible Subordinated Quarterly Income Capital Securities due 2024" of the Company. Their Stated Maturity shall be November 1, 2024, and they shall bear interest as set forth below, at the rate per annum of 6.0% from and including November 1, 1994 to but excluding __________* and at the rate per annum of ___%, from ______________* or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal thereof becomes due and payable, and at such rate on any overdue principal and premium and (to the extent that the payment of





____________________

*    Insert first day after Expiration Date of Exchange Offer.

such interest shall be legally enforceable) on any overdue installment of interest.

                 (c) Every Debenture shall be dated the date of its authentication and, except as otherwise provided in this Section, shall bear interest, payable (subject to paragraph (d) below) quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 1995, from the February 1, May 1, August 1 or November 1, as the case may be, next preceding the date of such Debenture to which interest on the Debentures has been paid or duly provided for, unless the date of such Debenture is a February 1, May 1, August 1 or November 1 to which interest has been paid or duly provided for, in which case from such date, or unless no interest has been paid or duly provided for on the Debentures, in which case from November 1, 1994. However, when there is no existing default in the payment of interest on the Debentures, each Debenture authenticated after the Regular Record Date for any Interest Payment Date, but prior to such Interest Payment Date shall be dated the date of its authentication but shall bear interest from such Interest Payment Date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such Interest Payment Date, then all such Debentures shall bear interest from the February 1, May 1, August 1 or November 1, as the case may be, to which interest has been paid or duly provided for next preceding such Interest Payment Date, unless no interest has been paid or duly provided for on the Debentures, in which case from November 1, 1994.

                 (d) Notwithstanding anything contained in this Indenture to the contrary, the Company shall have the right at any time during the term of the Debentures, so long as the Company is not in default in the payment of interest on the Debentures, to extend the interest payment period for an Extension Period. Except as provided in the next succeeding sentence, no interest shall be due and payable during an Extension Period, but at the end of each Extension Period the Company shall pay all interest then accrued and unpaid on the Debentures, together with interest thereon, compounded quarterly, at the rate specified for the Debentures to the extent permitted by applicable law. Prior to the termination of any Extension Period, the Company may (i) on any Interest Payment Date pay all or any portion of the interest accrued on the Debentures as provided in Section 3.1(c) to holders of record on the Record Date for such Interest Payment Date or (ii) from time to time further extend the interest payment period as provided in the last sentence of this paragraph, provided that any such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive calendar quarters from the last date to which interest on the Debentures was paid in full. If the Company shall elect to pay all of the interest accrued on the Debentures on an Interest Payment Date during any Extension Period, such Extension Period shall automatically terminate on such Interest Payment Date. Upon the termination of any Extension Period and the payment of all amounts of interest then due, the Company may select a new Extension Period, subject to the above requirements. The Company shall cause the Trustee to give notice to the Holders, in the manner provided in Section 1.6, not less than five Business Days prior to the earlier of (x) the January 15, April 15, July 15 or October 15 next preceding the applicable Interest Payment Date and (y) the date on which the Company or the Trustee is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the Regular Record Date and payment date for such related interest payment period, of

                 (1) the Company's election to initiate an Extension Period, and the duration thereof,

                 (2) the Company's election to extend any Extension Period beyond the Interest Payment Date on which such Extension Period is then scheduled to terminate, and the duration of such extension, and

                 (3) the Company's election to make a full or partial payment of interest accrued on the Debentures on any Interest Payment Date during any Extension Period and the amount of such payment.

                 (e) The principal and the Redemption Price of, and interest on, the Debentures shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York; provided, however, that at the option of the Company, interest on any Debentures may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified on the Register.

                 (f)  The Debentures shall be redeemable as provided in
Article X.

                 (g) The Debentures shall be subordinated in right of payment to certain other indebtedness of the Company as provided in Article XI.

                 (h) The Debentures shall be convertible into Common Stock as provided in Article XII.

                 (i) One or more Debentures representing all or any portion of the authorized principal amount of the Debentures may be issued in global form. The Company hereby designates The Depository Trust Company as the initial Depositary for any such Debentures issued in global form.

                 (j) Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Debenture agree that for United States federal, state and local tax purposes it is intended that such Debenture constitute indebtedness.

                 Section 3.2. Denominations. The Debentures shall be issuable in denominations of $1,000 and any integral multiple thereof.

                 Section 3.3. Execution, Authentication and Delivery. Debentures shall be executed on behalf of the Company by the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President or any Vice President. The Company's seal shall be reproduced on the Debentures and shall be attested by the Corporate Secretary or any Assistant Secretary. The signatures of any of these officers on the Debentures may be manual or facsimile.

                 Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

                 The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

                 At any time and from time to time, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures and the Trustee in accordance with the Company Order shall authenticate and deliver such Debentures.

                 The Company may execute and the Trustee shall, in accordance with this Section and the Company Order with respect to the Debentures, authenticate and deliver one or more Debentures in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Debentures to be represented by such Debenture or Debentures in global form, (ii) shall be registered in the name of the Depositary for such Debenture or Debentures in global form or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear the legend set forth in Section 2.3.

                 Each Depositary for a Debenture in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation. The Trustee shall have no responsibility to determine if the Depositary is so registered. Each Depositary shall enter into an agreement with the Trustee governing the respective duties and rights of such Depositary and the Trustee with regard to Debentures issued in global form.

                 No Debenture shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of one of the authorized officers of the Trustee or an Authenticating Agent. Such signature upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.

                 Notwithstanding the foregoing, if any Debenture shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debenture to the Trustee for cancellation as provided in Section 3.9 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such

Debenture has never been issued and sold by the Company, for all purposes of this Indenture such Debenture shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

                 Section 3.4. Temporary Debentures. Pending the preparation of definitive Debentures, the Company may execute and, upon Company Order, the Trustee shall authenticate and deliver temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor and form of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as conclusively evidenced by their execution of such Debentures.

                 If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company in the borough of Manhattan, The City of New York, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

                 Section 3.5. Registration, Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and the registration of transfers of Debentures and which shall be made available to the Company by the Trustee upon written request of the Company delivered to the Trustee. The Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee is hereby appointed "Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

                 Upon surrender for registration of transfer of any Debenture at the office or agency maintained pursuant to Section 9.2, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures, of any authorized denominations and of a like aggregate principal amount.

                 At the option of the Holder, Debentures may be exchanged for other Debentures, of any authorized denominations and of a like aggregate principal amount containing identical terms and provisions, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

                 Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Debentures in certificated form, a Debenture in global form representing all or a portion of the Debentures may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Debentures or if at any time the Depositary shall no longer be eligible under Section 3.3, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, Section 3.1(i) shall no longer be effective and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Debentures, shall authenticate and deliver, Debentures in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Debenture or Debentures in global form in exchange for such Debenture or Debentures in global form.

                 The Company may at any time in its sole discretion determine that Debentures issued in global form shall no longer be represented by such a Debenture or Debentures in global form. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Debentures, shall authenticate and deliver, Debentures in certificated form, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Debenture or Debentures in global form in exchange for such Debenture or Debentures in global form.

                 The Depositary may surrender a Debenture in global form in exchange in whole or in part for Debentures in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

              (i) to each Person specified by such Depositary a new certificated Debenture or Debentures, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Debenture in global form; and

             (ii) to such Depositary a new Debenture in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Debenture in global form and the aggregate principal amount of certificated Debentures delivered to Holders thereof.

                 Upon the exchange of a Debenture in global form for Debentures in certificated form, such Debenture in global form shall be cancelled by the Trustee. Debentures in certificated form issued in exchange for a Debenture in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Persons in whose names such Debentures are so registered.

                 Whenever any Debentures are surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

                 All Debentures issued upon any registration of transfer or upon any exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

                 Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Registrar or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or for any exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Debentures, other than exchanges pursuant to Section 3.4 or 10.7 not involving any transfer.

                 The Company shall not be required (i) to issue, register the transfer of, or exchange any Debentures for a period beginning at the opening of business 15 days before any selection for redemption of Debentures and ending at the close of business on the date of mailing of a notice of redemption of Debentures; or (ii) to register the transfer of or exchange any Debenture so selected for redemption, in whole or in part, except the unredeemed portion of any Debenture being redeemed in part; provided, that nothing herein contained shall be deemed to restrict the right to convert any Debentures or portion thereof at any time in accordance with Article XII.

                 Section 3.6. Replacement Debentures. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Debenture, a replacement Debenture of like terms and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Debenture shall have matured or shall be about to mature, or shall have been selected or called for redemp-tion, or if the applicant shall desire to convert such Debenture pursuant to the provisions of Article XII hereof, instead of issuing a substitute Debenture, the Company may, with the consent of the Holder, pay or convert the same, as the case may be, without surrender thereof, except that such mutilated Debenture shall be surrendered.

                 Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

                 Section 3.7.  Payment of Interest; Interest Rights Preserved.
(a) Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest; provided, however, that at the option of the Company, interest on any Debentures may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register.

                 (b) Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date other than an Interest Payment Date during an Extension Period on which the Company has not elected to make a full or partial payment of interest accrued on the Debentures (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (1) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest to the Persons in whose names such Debentures (or their respective Predecessor Debentures) are registered at the close of business on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

                 (c)  Subject to the foregoing provisions of this Section and
Section 3.1, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

                 (d) In the case of any Debenture which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date, interest whose Stated Maturity is such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on such Regular Record Date.

                 Section 3.8. Persons Deemed Owners. Prior to due presentment of any Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.7) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Debenture in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Debenture in global form, nothing herein shall prevent the Company or the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Debenture in global form or impair, as between such Depositary and owners of beneficial interests in such Debenture in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Debenture in global form.

                 Section 3.9. Cancellation. The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Trustee any Debentures surrendered to them for replacement, for registration of transfer, or for exchange, conversion or payment. The Trustee shall cancel all Debentures surrendered for replacement, for registration of transfer, or for exchange, payment, redemption, conversion or cancellation and may destroy cancelled Debentures and, if so destroyed, shall issue a certificate of destruction to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or delivered to the Trustee for cancellation.

                 Section 3.10. Computation of Interest. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months and in the case of any installment of interest based on a period of less than one full calendar month, on the basis of the actual number of days elapsed in such period.


                                   ARTICLE IV

                           Satisfaction and Discharge

                 Section 4.1. Termination of Company's Obligations Under the Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange or conversion of Debentures and replacement of Debentures which may have been lost, stolen or mutilated as herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

         (1)  either

                 (A) all Debentures previously authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section
         3.6 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

                 (B) all Debentures not theretofore delivered to the Trustee for cancellation

                      (i)  have become due and payable, or

                     (ii) will become due and payable at their Stated Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on Debentures not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest, with respect thereto, to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Company to the Trustee and any predecessor Trustee under
Section 6.8, the obligations of the Company to any Authenticating Agent under

Section 6.13, the obligations of the Company to the Holders under Article XII and, if money shall have been deposited with the Trustee pursuant to subclause
(B) of clause (1) of this Section, the obligations of the Trustee under Section
4.2 and the last paragraph of Section 9.3 shall survive.

                 Section 4.2. Application of Trust Funds. Subject to the provisions of the last paragraph of Section 9.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any and any interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.


                                   ARTICLE V

                             Defaults and Remedies

                 Section 5.1. Events of Default. An "Event of Default" occurs if (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) the Company defaults in the payment of interest on any Debenture when the same becomes due and payable and such default continues for a period of 30 days;

                 (2) the Company defaults in the payment of the principal of or any premium on any Debenture when the same becomes due and payable at its Maturity or on redemption or otherwise and in each case such default continues for a period of ten days;

                 (3) the Company defaults in the performance of, or breaches, any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (4) the Company defaults under the terms of any agreement or instrument evidencing or under which the Company has at the date of this Indenture or hereafter outstanding any indebtedness for borrowed money and such indebtedness shall be accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable and the aggregate principal amount thereof so accelerated exceeds $150,000,000 and such acceleration is not rescinded or annulled within ten days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures a written notice specifying such default and stating that such notice is a "Notice of Default" hereunder (it being understood, however, that, subject to the provisions of Section 6.1, the Trustee shall not be deemed to have knowledge of such default under such agreement or instrument unless either A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) a Responsible Officer of the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such agreement or other instrument);provided, however, that if such default under such agreement or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of such Holders;

                 (5) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or D) makes a general assignment for the benefit of its creditors; or

                 (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or C) orders the liquidation of the Company; and the order or decree remains unstayed and in effect for 90 days.

                 The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 Section 5.2. Acceleration; Rescission and Annulment. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all of the Outstanding Debentures, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of all the Debentures to be due and payable and upon any such declaration such principal shall be immediately due and payable.

                 At any time after such a declaration of acceleration has been made and before a judgement or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Debentures, by written notice to the Trustee, may rescind and annul such declaration and its consequences if all existing Defaults and Events of Default, other than the non-payment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section
5.7. No such rescission shall affect any subsequent default or impair any right consequent thereon.

                 Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

                 (1) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (2) default is made in the payment of the principal of (or premium, if any, on) any Debenture at the Maturity thereof and such default continues for a period of 10 days,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, and on any overdue interest, at the rate or rates prescribed therefor in such Debentures and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                 Section 5.4. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Debentures allowed in any judicial proceedings relating to the Company, its creditors or its property.

                 Section 5.5. Trustee May Enforce Claims Without Possession of Debentures. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto.

                 Section 5.6. Delay or Omission Not Waiver. No delay or omission by the Trustee or any Holder of any Debentures to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of or acquiescence in any such Event of Default.

                 Section 5.7. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of Outstanding Debentures by notice to the Trustee may waive on behalf of the Holders of all Debentures a past Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Debenture or (ii) in respect of a covenant or provision hereof which pursuant to Section 8.2 cannot be amended or modified without the consent of the Holder of each Outstanding Debenture adversely affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

                 Section 5.8. Control by Majority. The Holders of a majority in aggregate principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, (ii) the Trustee may refuse to follow any direction that is unduly prejudicial to the rights of the Holders of Debentures not consenting, or that would in the good faith judgment of the Trustee have a substantial likelihood of involving the Trustee in personal liability and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 Section 5.9. Limitation on Suits by Holders. No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (1) the Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

                 (4) the Trustee for 60 days after its receipt of such notice, request and the offer of indemnity has failed to institute any such proceedings; and

                 (5) during such 60 day period, the Holders of a majority in aggregate principal amount of the Outstanding Debentures have not given to the Trustee a direction inconsistent with such written request.

                 No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debentures, or to obtain or to seek to obtain priority or preference over any other Holders of Debentures or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Debentures.

                 Section 5.10. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, but subject to Section 9.2, the right of any Holder of a Debenture to receive payment of principal of, premium, if any, and, subject to Sections 3.5 and 3.7, interest on the Debenture, on or after the respective due dates expressed in the Debenture (or, in case of redemption, on the redemption dates) or, subject to Section 5.9, to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 Section 5.11. Application of Money Collected. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 First:  to the Trustee for amounts due under Section 6.8;

                 Second: to Holders of Debentures in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on such Debentures for principal of, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal, premium, if any, and interest, respectively; and

                 Third:  to the Company.

                 Section 5.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                 Section 5.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                                   ARTICLE VI

                                  The Trustee

                 Section 6.1. Rights of Trustee. Subject to the provisions of the Trust Indenture Act:

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Debenture to the Trustee for authentication and delivery pursuant to Section 3.3, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

                 (c) Before the Trustee acts or refrains from acting, it may consult with counsel or require an Officers' Certificate. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Board Resolution, the written advice of counsel acceptable to the Company and the Trustee, a certificate of an Officer or Officers delivered pursuant to Section 1.2, an Officers' Certificate or an Opinion of Counsel.

                 (d) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                 (e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                 (f) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 Section 6.2. Trustee May Hold Debentures. The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company, an Affiliate or Subsidiary with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

                 Section 6.3. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

                 Section 6.4. Trustee's Disclaimer. The recitals contained herein and in the Debentures, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures. The Trustee shall not be accountable for the Company's use of the proceeds from the Debentures or for monies paid over to the Company pursuant to the Indenture.

                 Section 6.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall, within 90 days after it occurs, transmit, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of all uncured Defaults known to it; provided, however, that, except in the case of a Default in payment on the Debentures, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding such notice is in the interests of Holders of Debentures; provided, further, that in the case of any default or breach of the character specified in Section 5.1(3), no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

                 Section 6.6. Reports by Trustee to Holders. Within 60 days after each May 15 of each year commencing with the first May 15 after the first issuance of Debentures pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Debentures as provided in Section 313(c) of the Trust Indenture Act a brief report dated as of such May 15 if required by and in compliance with Section 313(a) of the Trust Indenture Act.

                 Section 6.7. Debentureholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Debentures. If the Trustee is not the Registrar, the Company shall furnish to the Trustee semiannually on or before the last day of June and December in each year, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Company or any of its Paying Agents other than the Trustee as to the names and addresses of Holders of Debentures.

                 Section 6.8. Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties under this Indenture, except any such expense as may be attributable to its negligence or bad faith. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                 (b) The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with its acceptance or administration (including the exercise or performance of any of its powers or duties) of the trust or trusts hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

                 (c) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, bad faith or breach or noncompliance with any of its duties hereunder.

                 (d) To secure the payment obligations of the Company pursuant to this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Debentures.

                 Section 6.9. Replacement of Trustee. (a) The resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in Section 6.10.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Holders of a majority in aggregate principal amount of the Outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent.

                 (d)  If at any time:

                 (1) the Trustee fails to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

                 (2) the Trustee shall cease to be eligible under Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any Holder of a Debenture who has been a bona fide Holder of a Debenture for at least six months; or

                 (3) the Trustee becomes incapable of acting, is adjudged a bankrupt or an insolvent or a receiver or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by
Section 6.10, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 Section 6.10.  Acceptance of Appointment by Successor.  (a)
In case of the appointment hereunder of a successor Trustee, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee, without further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                 (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

                 (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

                 (d) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner provided for notices to the Holders of Debentures in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust office.

                 Section 6.11. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000, which Trustee may be organized under the law of any government or government subdivision. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial, District of Columbia, foreign or other governmental supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                 Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

                 Section 6.13. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon original issue exchange, registration of transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposed as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $1,500,000 and subject to supervision or examination by Federal or State authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conver-sion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Debentures in the manner set forth in Section 1.6. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                 The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

                 If an appointment is made pursuant to this Section, the Debentures may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

                 This is one of the Debentures issued under the within-mentioned Indenture.

                                                  THE FIRST NATIONAL BANK OF
                                                    CHICAGO, as Trustee


                                                  By____________________________
                                                     as Authenticating Agent


                                                  By____________________________
                                                     Authorized Officer



                                  ARTICLE VII

                  Consolidation, Merger or Sale by the Company

                 Section 7.1. Consolidation, Merger or Sale of Assets Permitted. The Company may merge or consolidate with or into any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, firm or corporation, if (i) (A) in the case of a merger or consolidation, the Company is the surviving corporation or (B) in the case of a merger or consolidation where the Company is not the surviving corporation and in the case of any sale, conveyance or other disposition, the successor corporation is a corporation organized and existing under the laws of the United States or a State thereof and such corporation expressly assumes by supplemental indenture all the obligations of the Company under the Debentures and under this Indenture, (ii) immediately thereafter, giving effect to such merger or consolidation, or such sale, conveyance, transfer or other disposition, no Default or Event of Default shall have occurred and be continuing and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, conveyance, transfer or other disposition comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with. In the event of the assumption by a successor corporation of the obligations of the Company as provided in clause (i)(B) of the immediately preceding sentence, such successor corporation shall succeed to and be substituted for the Company here-under and under the Debentures and all such obligations of the Company shall terminate.


                                  ARTICLE VIII

                            Supplemental Indentures

                 Section 8.1. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Debentures; or

                 (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                 (3)  to add any additional Events of Default; or

                 (4) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Debenture Outstanding; or

                 (5)  to secure the Debentures; or

                 (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of
         Section 6.10; or

                 (7) to provide for uncertificated Debentures in addition to or in place of certificated Debentures so long as such uncertificated Debentures are in registered form for United States federal income tax purposes; or

                 (8) to correct or supplement any provision herein which may be inconsistent with any other provision herein; or

                 (9) to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Debentures; or

                (10)  to cure any ambiguity or correct any mistake; or

                (11) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

                 Section 8.2. With Consent of Holders. With the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Debentures, the Company and the Trustee may enter into an indenture or indentures supplemental hereto to add any provisions to or to change or eliminate any provisions of this Indenture or of any other indenture supplemental hereto or to modify the rights of the Holders of Debentures; provided, however, that without the consent of the Holder of each Outstanding Debenture affected thereby, an amendment under this Section may not:

                 (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Debentures or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
         Date);

                 (2) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

                 (3) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in
         Section 9.2; or

                 (4) make any change in Section 5.7 or this 8.2 except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived except with the consent of the Holders of each Outstanding Debenture affected thereby; or

                 (5) adversely affect the right to convert Debentures as provided in Article XII hereof.

                 It is not necessary under this Section 8.2 for the Holders to consent to the particular form of any proposed supplemental indenture, but it is sufficient if they consent to the substance thereof.

                 Section 8.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Debentures shall be set forth in a supplemental indenture that complies with the Trust Indenture Act as then in effect.

                 Section 8.4. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 Section 8.5. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                 Section 8.6. Reference in Debentures to Supplemental Indentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.


                                   ARTICLE IX

                                   Covenants

                 Section 9.1. Payment of Principal, Premium, if any, and Interest. The Company will duly and punctually pay the principal of, premium, if any, and interest on the Debentures in accordance with the terms of the Debentures and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment.

                 Section 9.2. Maintenance of Office or Agency. The Company will maintain one or more offices or agencies in the Borough of Manhattan, The City of New York, New York, where Debentures may be presented or surrendered for payment, and one or more offices or agencies in the Borough of Manhattan, The City of New York, New York, where Debentures may be surrendered for registration of transfer or exchange or for conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 The Trustee shall initially serve as Paying Agent.

                 Section 9.3. Money for Debentures to Be Held in Trust; Unclaimed Money. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

                 The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal, premium, if any, or interest on the Debentures; and

                 (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest on any Debenture and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                 Section 9.4. Corporate Existence. Subject to Article VII, the Company will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; provided that nothing in this Section 9.4 shall prevent the abandonment or termination of any right or franchise of the Company if, in the opinion of the Company, such abandonment or termination is in the best interests of the Company.

                 Section 9.5.  Reports by the Company.  The Company covenants:

                 (a) to file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (b) to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture, as may be required from time to time by such rules and regulations; and

                 (c) to transmit to all Holders of Debentures, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this
         Section 9.6, as may be required by rules and regulations prescribed from time to time by the Commission.

                 Section 9.6. Annual Review Certificate. The Company covenants and agrees to deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a brief certificate from the principal executive officer, principal financial officer, or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 9.7, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

                 Section 9.7. Limitation on Dividends and Capital Stock Acquisitions. The Company covenants and agrees that, if at any time it has failed to make any payment of interest, principal or premium on the Debentures when due (after giving effect to any grace period for payment thereof as provided in Section 5.1), or the Company has exercised its right to extend the interest payment period for an Extension Period as provided in Section 3.1(d), the Company will not, until all defaulted interest on the Debentures and all principal and premium, if any, then due and payable on the Debentures shall have been paid in full or such Extension Period has terminated, (i) declare, set aside or pay any dividend or distribution on any capital stock of the Company (except for dividends or distributions in shares of its capital stock or rights to acquire shares of its capital stock), or (ii) repurchase, redeem or otherwise acquire, or make any sinking fund payment for the purchase or redemption of, any shares of its capital stock (except by conversion into or exchange for shares of its capital stock and except for a redemption, purchase or other acquisition of shares of its capital stock made for the purpose of an employee incentive plan or benefit plan of the Company or any of its subsidiaries); provided, however, that any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Company in compliance with this
Section 9.7 and the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund without regard to the restrictions in this Section 9.7.


                                   ARTICLE X

                                   Redemption

                 Section 10.1. Right of Redemption. The Company may, at its option, redeem all, or from time to time any part of the Debentures on any date on or after February 1, 1996 and prior to Maturity by payment of the Redemption Price specified in the form of Debenture attached hereto as Exhibit A, together with accrued interest to the Redemption Date.

                 Section 10.2. Applicability of Article. Redemption of Debentures at the election of the Company, or permitted by any provision of this Indenture, shall be made in accordance with this Article.

                 Section 10.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In the case of any redemption at the election of the Company of less than all the Debentures, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Debentures to be redeemed.

                 Section 10.4. Selection of Debentures to Be Redeemed. If less than all the Debentures are to be redeemed, the Company, not more than 45 days prior to the redemption date, shall select the Debentures to be redeemed by lot or pro rata or in such other manner permitted by the rules of the New York Stock Exchange as the Board of Directors may determine. The Company shall make the selection from Debentures that are Outstanding and that have not previously been called for redemption and may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debentures or any integral multiple thereof) of the principal amount of Debentures of a denomination larger than the minimum authorized denomination for Debentures.

                 For purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

                 Section 10.5. Notice of Redemption. Notice of redemption shall be given in the manner provided in Section 1.6 not less than 30 days nor more than 60 days prior to the Redemption Date to the Holders of the Debentures to be redeemed.

                 All notices of redemption shall state:

                 (1)  the Redemption Date;

                 (2)  the Redemption Price;

                 (3) if less than all the Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debenture or Debentures to be redeemed;

                 (4) in case any Debenture is to be redeemed in part only, the notice which relates to such Debenture shall state that on and after the Redemption Date, upon surrender of such Debenture, the holder will receive, without a charge, a new Debenture or Debentures of authorized denominations for the principal amount thereof remaining unredeemed;

                 (5) the place where such Debentures are to be surrendered for payment for the Redemption Price, which shall be the office or agency of the Company to be maintained as provided in Section 9.2;

                 (6) that Debentures must be surrendered to the Paying Agent to collect the Redemption Price;

                 (7) that, on the Redemption Date, the Redemption Price will become due and payable upon each such Debenture, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date; and

                 (8) the current conversion price of the Debentures, the place or places where such Debentures may be surrendered for conversion, and the time at which the right to convert the Debentures or portions thereof to be redeemed will terminate in accordance with this Indenture.

                 Notice of redemption of Debentures to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                 Section 10.6. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (unless the Redemption Date shall be an Interest Payment Date) interest accrued to the Redemption Date on, all Debentures or portions thereof which are to be redeemed on that date.

                 Section 10.7. Debentures Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Except as provided in the next succeeding paragraph, upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Debentures whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

                 If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture.

                 Section 10.8. Debentures Redeemed in Part. Upon surrender of a Debenture that is redeemed in part (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of that Debenture, without service charge a new Debenture or Debentures in any authorized denomination equal in aggregate principal amount to the unredeemed portion of the principal amount of the Debenture surrendered.


                                   ARTICLE XI

                          Subordination of Debentures

                 Section 11.1. Agreement to Subordinate. The Company covenants and agrees and each holder of Debentures issued hereunder by acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article; and each Person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                 All Debentures shall, for all purposes and in all respects without limitation, including those hereinafter in this Article set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness; provided, however, that principal and interest may be paid from time to time upon the Debentures subject to the specific limitations in this Article set forth. The indebtedness evidenced by the Debentures is equal in rank to the Company's obligations in respect of the 5 1/4% Subordinated Debentures Due 1998 issued by American Airlines, Inc.

                 Section 11.2. No Payment on Debentures if Senior Indebtedness in Default. No payments or distributions, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article XI with respect to the Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), on account of principal of, premium, if any, or interest on, the Debentures shall be made by the Company unless full payment of all amounts then due on all Senior Indebtedness has been made or duly provided for in money or money's worth.

                 Section 11.3. Priority of Senior Indebtedness Upon Distribution of Assets. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article XI with respect to the Debentures, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under such plan of reorganization or readjustment), to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth, before the Holders of the indebtedness evidenced by the Debentures or the Trustee shall be entitled to retain any assets so paid or distributed (other than securities described in the immediately preceding parenthetical in this sentence) in respect of the Debentures (for principal or interest) or of this Indenture; and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities described in the first parenthetical in this sentence), to which the Holders of the Debentures or the Trustee would be entitled, except for the provisions of this Article XI, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, in money or money's





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worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any such payment or distribution is made to the Holders of the indebtedness evidenced by the Debentures or to the Trustee.

                 Nothing in this Section 11.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.8.

                 Section 11.4. Trustee May Rely on Certificate of Liquidating Agent. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company within the meaning of this Article XI. The Trustee shall be entitled to assume that no such event has occurred unless the Company or any one or more holders of Senior Indebtedness or any trustee therefor has given such notice. Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

                 Section 11.5. Subrogation of Debentures. Upon the payment in full of all Senior Indebtedness, the Holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article XI shall, as between the Company, its creditors other than the holders of Senior Indebtedness, on the one hand, and the Holders of Debentures, on the other, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders of the Deben-





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tures, on the one hand, and the holders of Senior Indebtedness, on the other.

                 Section 11.6. Company Obligation to Pay Unconditional. Nothing contained in this Article XI or elsewhere in this Indenture, or in the Debentures, is intended to or shall impair as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon exercise of any such remedy.

                 Section 11.7. Authorization of Debentureholders to Trustee to Effect Subordination. Each Holder of Debentures by his acceptance thereof
authorizes the Trustee   in his behalf to take such action as may be necessary
or appropriate to effectuate the subordination as provided in this Article XI and appoints the Trustee his attorney-in-fact for any and all such purposes.

                 Section 11.8. Notice to Trustee of Effectuation of Subordination. Notwithstanding any of the provisions of this Article XI or any other provision of this Indenture, neither the Trustee nor any Paying Agent shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of money to or by the Trustee or such Paying Agent, unless and until the Trustee at its Corporate Trust Office or such Paying Agent, as the case may be, shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee and such Paying Agent shall be entitled in all respects to assume that no such facts exist; provided that, if three Business Days prior to the date upon which under the provisions hereof such moneys become payable for any purpose (including, without limitation, payment of the principal or





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interest on any Debenture called for redemption) the Trustee shall not have received with respect to such moneys the notice provided for in this Section 11.8, then, anything herein contained to the contrary notwithstanding, the Trustee and such Paying Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by them or either of them during or after such three-Business- Day period.

                 Section 11.9.  Relationship of Other Indenture Provisions to
Article XI. Notwithstanding anything herein contained to the contrary, all the provisions of this Indenture shall be subject to the provisions of this Article XI, so far as the same may be applicable thereto; provided that a deposit of funds with the Trustee pursuant to Article IV shall be deemed for the purposes of this Article XI to be a payment or distribution on the Debentures at the time such deposit is made, irrespective of when such funds are applied by the Trustee to the payment of principal of or interest on the Debentures.

                 Section 11.10. Trustee's Relationship to Holders of Senior Indebtedness. The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee subject to Sections 310(b) and 311 of the Trustee Indenture Act. Any Agent may do the same with like rights.


                                  ARTICLE XII

                            Conversion of Debentures

                 Section 12.1. Conversion Privilege. Subject to and upon compliance with the provisions of this Article XII, at the option of the Holder, any Debenture may, at any time up to and including November 1, 2024, or in case such Debenture or some portion thereof shall be called for redemption prior to such date, then, with respect to such Debenture or portion thereof as is so called, until and including, but (if no default is made in making due provision for the payment or payments of the Redemption Price thereof, together with accrued interest) not after, the close of business on the Redemption Date, be converted in whole, or in part in integral multiples of $1,000 principal amount, at 100% of the principal amount of such Debenture into shares of Common





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Stock at the actual conversion price in effect at the Date of Conversion (as hereinafter defined).

                 Section 12.2. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Debenture to be converted shall surrender such Debenture to the Company at any time during usual business hours at its office or agency in the Borough of Manhattan, The City of New York, and shall give written notice to the Company (which notice shall be irrevocable) at such office or agency that the Holder elects to convert such Debenture or a stated portion thereof constituting an integral multiple of $1,000 principal amount. Such notice shall also state the name or names (with addresses and taxpayer identification number) in which the certificate or certificates for Common Stock shall be issued. All Debentures shall be accompanied, if required by the Company or the Trustee, by proper assignments thereof in blank. Holders that convert their Debentures will not be entitled to payment of any accrued interest on such Debentures, including interest that accrues during an Extension Period. Any Debentures so surrendered during any period beginning on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date shall also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Debentures then being converted. As promptly as practicable after the receipt of such notice and the surrender of such Debenture as aforesaid, the Company shall, subject to the provisions of Section 12.7, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions of this Article XII and cash, as provided in Section 12.3, in respect of any fraction of a share otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such notice shall have been received by the Company and such Debentures shall have been surrendered as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares of Common Stock represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company





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shall be closed shall constitute the Person or Persons, in whose name or names the certificate or certificates for such shares of Common Stock are to be issued, as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and the Debentures surrendered shall not be deemed to have been converted, in whole or in part, as the case may be, until such date for the purpose of determining whether any interest is payable thereon, and such conversion shall be at the actual conversion price in effect at such date. In the case of conversion of a portion, but less than all, of a Debenture, the Company shall execute, and the Trustee shall authenticate and deliver to such Holder, a Debenture or Debentures in the aggregate principal amount of the unconverted portion of the Debentures surrendered. Except as provided above, no adjustment shall be made for interest accrued on any Debenture that shall be converted or for dividends on any shares of Common Stock that shall be issued upon the conversion of any Debenture.

                 Section 12.3. No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversions of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, including any Depositary, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon the conversion of any Debenture or Debentures, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined or prescribed by the Board, whose determination shall be conclusive, but which, so long as the Common Stock is listed on the New York Stock Exchange, shall be the Closing Price on the New York Stock Exchange) at the close of business on the Trading Day immediately preceding the Date of Conversion. Any such cash adjustment may be in the form of a check drawn on an account of the Trustee.





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
                 Section 12.4. Conversion Price. The initial conversion price at which shares of Common Stock shall be issuable upon conversion of Debentures shall be $79.00 principal amount of Debentures for each share of Common Stock.

                 Section 12.5. Adjustment of Conversion Price. The conversion price (hereinafter called the "Conversion Price") shall be subject to adjustment from time to time as follows:

              (i) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

             (ii) In case the Company shall hereafter issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

            (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

             (iv) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock (other than a dividend or distribution to which subparagraph (i) of this Section 12.5 applies) or evidences of its indebtedness or assets (including debentures, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 12.5, and excluding any





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
         dividend or distribution (x) in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (y) paid exclusively in cash or (z) referred to in subparagraph (i) of this Section 12.5 (any of the foregoing being hereinafter in this subparagraph (iv) called the "Securities"), then, in each such case, unless the Company elects to reserve such Securities for distribution to the Holders of the Debentures upon the conversion of the Debentures so that any such Holder converting will receive upon such conversion, in addition to the shares of the Common Stock to which such Holder is entitled, the amount and kind of such Securities which such Holder would have received if such Holder had, immediately prior to the record date for such distribution of the Securities, converted his Debentures into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on such record date less the fair market value (as determined by the Board, whose determination shall be conclusive, and described in a Board Resolution), on such record date, of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date;provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Debenture shall have the right to receive upon conversion the amount and kind of Securities such Holder would have received had such Holder converted each such Debenture on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                 For purposes of this subparagraph (iv) and subparagraphs (i) and (i) of this Section 12.5, any dividend or distribution that includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of common Stock, shall be deemed instead to be
         1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this subparagraph (iv) with respect to such dividend or distribution shall then be made) immediately followed by 2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by subparagraph
         (i) or (ii) of this Section 12.5 with respect to such dividend or distribution shall then be made, except A) the record date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (ii) of this Section 12.5 and B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 12.5.

                 In lieu of making any adjustment to the Conversion Price under this Section 12.5 in the event that the rights (the "Rights") issued pursuant to the Rights Agreement, dated as of February 13, 1986, as amended, between the Company and First Chicago Trust Company of New York (as successor Rights Agent to J. Henry Schroder Bank and Trust Company) as may be amended from time to time (the "Rights Agreement"), are separately distributed to the holders of Common Stock upon the occurrence of certain events specified in the Rights Agreement, the Company has the option of amending such Rights Agreement to provide that Rights shall be issuable upon conversion of the Debentures without regard to whether the shares of Common Stock issuable upon conversion of the Debentures were issued before or after the Distribution Date (as defined in the Rights Agreement).

                 (v) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent not requiring any adjustment of the Conversion Price pursuant to this subparagraph (v) (as adjusted to reflect subdivisions or combinations of the Common Stock), and B) 3.75% of the Current Market Price of the Common Stock on the Trading Day next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the Holders of the Debentures upon the conversion of the Debentures so that any such Holder converting Debentures will receive upon such conversion, in addition to the shares of the Common Stock to which such Holder is entitled, the amount of cash which such Holder would have received if such Holder had, immediately prior to the record date for such distribution of cash, converted its Debentures into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Record Date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date;provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall thereafter have the right to receive upon conversion the amount of cash such Holder would have received had he converted each Debenture on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

             (vi) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board, whose determination shall be conclusive, and described in a Board Resolution) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the

         Conversion Price which would then be in effect if such tender or exchange offer had not been made.

            (vii) The Company may make such reductions in the Conversion Price, in addition to those required by subparagraphs (i), (ii),
         (iii), (iv), (v) and (vi) of this Section 12.5, as the Board considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of the Debentures a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

           (viii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subparagraph (viii) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

             (ix) Notwithstanding any other provision of this Article XII, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action (1) to increase the par value per share of the Common Stock or (2) that would or does result in any adjustment in the Conversion Price that, if made without giving effect to the previous sentence, would cause the Conversion Price to be less than the then par value per share of the Common Stock,provided, however, that the covenant in this sentence shall be suspended if within 10 days of determining in good faith that such action would result in such adjustment (but not later than the business day next following the effectiveness of such adjustment), the Company gives notice of redemption of all Outstanding Debentures, and effects the redemption referred to in such notice on the Redemption Date referred to therein in compliance with Article X hereof, but the covenant in this sentence shall be retroactively reinstated if such notice is not given or such redemption does not occur.

                 (x) Whenever the Conversion Price is adjusted as herein provided:

                          (1)  the Company shall compute the adjusted
                 Conversion Price and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee; and

                          (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all Holders of Debentures at their last addresses as they shall appear on the Register.

             (xi) In any case in which this Section 12.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (y) issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (z) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 12.4.

                 Section 12.6. Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Company shall be a party to any transaction (including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Company with or into any other person or any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange) pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of any such transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made as part of the terms of such transaction whereby (1) in the case of any such transaction not constituting a Common Stock Fundamental Change (as defined in Section 12.11) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the Holder of each Debenture then Outstanding shall have the right thereafter to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 12.11), to any adjustment in the Conversion Price required by the provisions of Section 12.10, and (2) in the case of a Common Stock Fundamental Change, the Holder of each Debenture then Outstanding shall have the right thereafter to convert such Debenture only into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of
Section 12.10. The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Company's shares or which participated in such transaction, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 12.6. The above provisions shall similarly apply to successive transactions of the type described in this Section 12.6.

                 Section 12.7. Taxes on Conversions. The issue of certificates for shares of Common Stock on conversions of Debentures shall be made without charge to the converting Debentureholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder of any Debenture converted, and the Company shall not be required to issue or deliver any certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 Section 12.8. Reservation of Shares. The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Debentures, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all Debentures from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Delaware, use all reasonable efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then Outstanding Debentures.

                 If any shares of Common Stock required to be reserved for purposes of conversion of the Debentures hereunder require registration with or approval of any governmental authority under any Federal or State laws before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Company will, in good faith and as expeditiously as possible, endeavor, if permitted by the rules of such exchange, to list and keep listed on such exchange, upon official notice of issuance, all shares of common Stock issuable upon conversion of the Debentures.

                 Section 12.9.  Prior Notice of Certain Events.  In case:

              (i) the Company shall 1) declare any dividend (or any other distributions) on its Common Stock, other than A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash (other than any special or nonrecurring or other extraordinary dividend) or
         2) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

             (ii) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than Rights or rights granted pursuant to a rights agreement described in the second sentence of Section 12.12); or

            (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

             (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to the Holders of the Debentures, at their last addresses as they shall appear on the Register, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liqui-dation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

                 Section 12.10. Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Article XII to the contrary, if any Fundamental Change (as defined in Section 12.11) occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, Debentures shall thereafter be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

                 For purposes of calculating any adjustment to be made pursuant to this Section 12.10 in the event of a Fundamental Change, immediately after such Fundamental Change:

              (i) in the case of a Non-Stock Fundamental Change, the Conversion Price immediately following such Non-Stock Fundamental Change shall be the lower of A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments pursuant to this Article XII, and (B) the product of (1) the greater of the Applicable Price (as defined in Section 12.11) or the then applicable Reference Market Price (as defined in Section 12.11) and (2) a fraction, the numerator of which is $1,000 and the denominator of which is the sum of x) the amount of the Redemption Price for $1,000 principal amount of Debentures if the Redemption Date were the date of such Non-Stock Fundamental Change (or, for the period commencing on ______,* and ending on January 31, 1995 and the twelve-month period commencing on February 1, 1995, the product of 105.4% and 104.8%, respectively, times $1,000) plus (y) an amount equal to





____________________

*    Insert first day after Expiration Date of Exchange Offer.

         interest thereon accrued and unpaid through but excluding the date of such Non-Stock Fundamental Change; and

             (ii) in the case of a Common Stock Fundamental Change, the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Article XII, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined in Section 12.11) and the denominator of which is the Applicable Price;provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for common stock (and any cash paid with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

                 Section 12.11. Definitions. The following definitions shall apply to terms used in this Article XII:

                 (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the Current Market Price immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets.

                 (2) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board, which determination shall be conclusive) of the consideration received by the holders of Common Stock pursuant to such transaction consists of common stock that, for the consecutive 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of NASDAQ;provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the Outstanding Debentures continue to exist as Outstanding Debentures, or (ii) not later than the occurrence of such Fundamental Change, a corporation succeeding directly or indirectly to the business of the Company, complies with the provisions of Article VII hereof.

                 (3) "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Company shall be exchanged for, converted into, or acquired for or shall constitute solely the right to receive such cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transactions or event as a result of which more than 50% of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets;provided, further, that such term does not include

         (i) any such transactions or event in which the Company and/or any of its Subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or ii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Company or any of its Subsidiaries if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstanding immediately following such transaction or other event.

                 (4) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

                 (5) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

                 (6) "Reference Market Price" shall initially mean $42.3333, and in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Prices to the initial Conversion Price set forth in Section 12.4 above.

                 Section 12.12. Dividend or Interest Reinvestment Plans; Other. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company, or pursuant to any option, warrant, right or exercisable, exchangeable or convertible debenture outstanding as of the date hereof (except as expressly provided in Section 12.5(iv) with respect to certain events under the Rights Agreement), shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applied. In addition, there shall be no adjustment of the Conversion Price in the event that, upon termination of the Rights Agreement, the Company enters into a new agreement which is comparable in purpose and in effect to the Rights Agreement (as determined by the Board, whose determination shall be conclusive). There shall be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as described in this Section 12.12. Except as expressly set forth above, if any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

                 Section 12.13. Treasury Stock Not Included. For purposes of this Article XII, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

                 Section 12.14. Return of Money Deposited for Converted Debentures. Notwithstanding anything elsewhere contained in this Indenture, any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other depositary for the purpose of paying (other than in any transaction pursuant to Section 12.3), redeeming or defeasing any Debentures which shall have been converted into shares of Common Stock, pursuant to the provisions of this Article XII, shall, as soon as practicable after such conversion, be repaid to the Company by the Trustee or such other depositary.

                 Section 12.15. Responsibility of Trustee. Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the registration, listing, validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion or, subject to Section 6.1, to comply with any of the covenants of the Company contained in this Article XII.

                          ___________________________

                 This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.


                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                  AMR CORPORATION


                                                  By____________________________
                                                     Title:


(Seal)

Attest:


_______________________
 Secretary


                                                  THE FIRST NATIONAL BANK OF
                                                    CHICAGO


                                                  By____________________________
                                                     Title:


(Seal)

Attest:


_______________________
 Title:

                                                                       EXHIBIT A

                          (FORM OF FACE OF DEBENTURE)


$______________                                               No. ______________

                                AMR CORPORATION

                          __% CONVERTIBLE SUBORDINATED
                   QUARTERLY INCOME CAPITAL SECURITY DUE 2024

                 AMR Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor under the Indenture referred to on the reverse
hereof), for value received, hereby promises to pay to                  , or
registered assigns, the principal sum of                   Dollars, on November
1, 2024 upon presentation and surrender of this Debenture, and, subject to the right of the Company to extend the interest payment period on the Debentures as provided on the reverse hereof, to pay interest on said principal sum, quarterly on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 1995, at the rate of 6.0% per annum from and including November 1, 1994 to but excluding ____________* and from and after ___________* at the rate of % per annum, from the February 1, May 1, August 1 or November 1, as the case may be, next preceding the date of this Debenture to which interest on the Debentures has been paid or duly provided for, unless the date hereof is an Interest Payment Date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no interest has been paid or duly provided for on the Debentures, in which case from November 1, 1994, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, each Debenture authenticated after the Regular Record Date for any Interest Payment Date, but prior to such Interest Payment Date shall be dated the date of its authentication but shall bear interest from such Interest Payment Date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such Interest Payment Date, then all such Debentures shall bear interest from the February 1, May 1, August 1 or





____________________

*    Insert first day after Expiration Date of Exchange Offer.

November 1, as the case may be, to which interest has been paid or duly provided for next preceding such Interest Payment Date, unless no interest has been paid or duly provided for on the Debentures, in which case from November 1, 1994. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered on the Regular Record Date for such Interest Payment Date.

                 The principal of (and premium, if any) and interest on this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Company in the Borough of Manhattan, The City of New York; provided, that, at the option of the Company, interest may be paid (i) by check mailed to the address of the Person entitled thereto as it shall appear on the Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

                 Reference is made to the further provisions of this Debenture set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

                 Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed in its corporate name by the facsimile signature of its Chairman of the Board, its President, one of its Executive Vice Presidents, one of its Senior Vice Presidents or one of its Vice Presidents and impressed or imprinted with its corporate seal or facsimile thereof, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:


                                                  AMR CORPORATION

(Seal)


                                                  By____________________________
Attest:                                              (Title)



_______________________
              Secretary

               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

                 This is one of the Debentures referred to in the within-mentioned Indenture.



                                           THE FIRST NATIONAL BANK OF
                                             CHICAGO, as Trustee



                                           By___________________________
                                             Authorized Signature




                         (FORM OF REVERSE OF DEBENTURE)

                          __% CONVERTIBLE SUBORDINATED
                   QUARTERLY INCOME CAPITAL SECURITY DUE 2024

                 This Debenture is one of a duly authorized issue of Debentures of the Company designated as its __% Convertible Subordinated Quarterly Income Capital Securities due 2024 (herein called the "Debentures"), limited in aggregate principal amount to $____________, issued and to be issued under an Indenture dated as of _________, 1994 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered.

                 Notwithstanding anything contained in the Indenture to the contrary, the Company shall have the right at any time during the term of the Debentures, so long as the Company is not in default in the payment of interest on the Debentures, to extend the interest payment period for an Extension Period (as defined below). Except as provided in the next succeeding sentence, no interest shall be due and payable during an Extension Period, but at the end of each Extension Period the Company shall pay all interest then accrued and unpaid on the Debentures, together with interest thereon, compounded quarterly, at the rate of _ % per annum, to the extent permitted by applicable law. Prior to the termination of any Extension Period, the Company may (a) on any Interest Payment Date pay all or any portion of the interest accrued on the Debentures as provided on the face hereof to holders of record on the Record Date for such Interest Payment Date or (b) from time to time further extend the interest payment period as provided in the last sentence of this paragraph, provided that any such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 calendar quarters from the last date to which interest on the Debentures was paid in full. If the Company shall elect to pay all of the interest accrued on the Debentures on an Interest Payment Date during any Extension Period, such Extension Period shall automatically terminate on such Interest Payment Date. Upon the termination of any Extension Period and the payment of all amounts of interest then due, the Company may select a new Extension Period, subject to the above requirements. The Company shall cause the Trustee to give notice to the holder of this Debenture in the manner provided in the Indenture, not less than five Business Days prior to the earlier of (i) the January 15, April 15, July 15 or October 15 next preceding the applicable Interest Payment Date and (ii) the date on which the Company or the Trustee is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the Regular Record Date and payment date for such related interest payment period, of

                 (x) the Company's election to initiate an Extension Period, and the duration thereof,

                 (y) the Company's election to extend any Extension Period beyond the Interest Payment Date on which such Extension Period is then scheduled to terminate, and the duration of such extension, and

                 (z) the Company's election to make a full or partial payment of interest accrued on the Debentures on any Interest Payment Date during any Extension Period and the amount of such payment.

                 The term "Extension Period" means the period from and including the Interest Payment Date next following the date of any notice of extension of the interest payment period on the Debentures given pursuant to the last sentence of the preceding paragraph (or, in the case of any further extension of the interest payment period pursuant to the third sentence of the preceding paragraph before the payment in full of all accrued interest on the Debentures, the Interest Payment Date next following date of the first such notice given after the last Interest Payment Date to which interest was paid in full) to but excluding the Interest Payment Date to which payment of interest on the Debentures is so extended, after giving effect to any further extensions of the interest payment period on the Debentures pursuant to the third sentence of the preceding paragraph; provided that no Extension Period shall exceed 20 consecutive quarters from the last date to which interest on the Debentures was paid in full; and provided, further, that any Extension Period shall end on an Interest Payment Date. Notwithstanding the foregoing, in no event shall any Extension Period exceed the final Stated Maturity of the Debentures.

                 The Debentures may be redeemed, at the option of the Company, as a whole or from time to time in part, on any date on or after February 1, 1996 and prior to Maturity, upon not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the following Redemption Prices (expressed as percentages of the principal amount thereof redeemed), plus accrued and unpaid interest, if any, up to but excluding the Redemption Date, if redeemed during the twelve-month period commencing February 1 of the years indicated:

                 Redemption                    Redemption
    Year           Price           Year          Price
- ------------     ----------    ------------    ----------
1996 . . . . . .  104.2%         2000 . . . . . . 101.8%

1997 . . . . . .  103.6%         2001 . . . . . . 101.2%

1998 . . . . . .  103.0%         2002 . . . . . . 100.6%

1999 . . . . . .  102.4%         2003 and         100.0%
                                  thereafter

(except that interest installments whose Stated Maturity is the Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record on the relevant Regular Record Date referred to on the face hereof).

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Debentures are issuable only as registered Debentures without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of different authorized denominations as requested by the Holder surrendering the same.

                 No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any agency of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

                 If an Event of Default as defined in the Indenture shall occur, the principal of all Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of Senior Indebtedness as defined in the Indenture and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, agrees to and shall





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
be bound by such provisions and authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

                 Subject to the provisions of the Indenture, the Holder of this Debenture is entitled, at his option, at any time on or before November 1, 2024 (or, if this Debenture or some portion hereof shall be called for redemption on a Redemption Date which is prior to such date and the Company shall not thereafter default in making payment of the Redemption Price hereof, together with accrued interest hereon, then, with respect to this Debenture or such portion hereof, on or before the close of business on the Redemption Date), to convert this Debenture, or a portion hereof in integral multiples of $1,000 principal amount, at 100% of the principal amount hereof being converted into fully paid and nonassessable shares of Common Stock of the Company, as said shares shall be constituted at the date of conversion, at a conversion price equal to $79.00 aggregate principal amount of Debentures for each share (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture), by surrender of this Debenture to the Company at its office or agency in said Borough of Manhattan, accompanied, if required by the Company or Indenture, by a proper assignment hereof in blank together with written notice of his election to convert (which election shall be irrevocable). This Debenture shall, if so surrendered during any period beginning on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date, also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Debenture then being converted. As provided in the Indenture, the conversion price is subject to adjustment in certain events. Except as aforesaid, no adjustment is to be made on conversion for interest accrued hereon or for dividends on securities issued on conversion. No fractional shares of Common Stock or scrip representing fractional shares will be issued on conversion, but an adjustment in cash will be made for any fractional interest as provided in the Indenture.

                 The Company and, by its acceptance of this Debenture or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Trust with the consent of the Holders of a majority of the aggregate principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

                 No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

                 No recourse for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.





                                       10